EXHIBIT 10.1

AMENDED AND RESTATED SHARE PURCHASE AGREEMENT

This Amended and Restated Share Purchase Agreement (this “Agreement”) is made and entered into as of March 30, 2026 by and among (i) CN Energy Group. Inc., a British Virgin Islands company limited by shares (“CN Energy”), (ii) CNEY Canada Inc., a corporation incorporated under the laws of the Province of Alberta (the “Purchaser”), a wholly owned subsidiary of CN Energy, (iii) Blessing Logistics Ltd., a corporation under the laws of the Province of Alberta (the “Company”), and (iv) the parties listed in Schedule I of this Agreement (the “Sellers” and each, a “Seller”). The Purchaser, the Company and the Sellers are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms, unless otherwise defined, shall have the meanings ascribed to such terms in Article I hereof. This Agreement amends, restates and supersedes in its entirety the Share Purchase Agreement dated February 19, 2026 originally entered into by and among CN Energy, the Company and the Sellers.

RECITALS:

WHEREAS, the Sellers own 100% of the issued and outstanding shares of the Company (the “Shares”), and the Company is engaged in crude oil trading, logistics and related services (the “Business”);

WHEREAS, CN Energy is a company with its Class A ordinary shares listed on the Nasdaq Capital Market with the ticker symbol “CNEY,” and Purchaser is a newly formed corporation incorporated under the laws of the Province of Alberta and a wholly owned subsidiary of CN Energy;

WHEREAS, the Sellers desire to sell to Purchaser, and Purchaser desires to purchase from the Sellers, all of the issued and outstanding shares of the Company (and thereby all the equity interests in the Subsidiaries), with CN Energy issuing its Class A ordinary shares directly to the Sellers as the consideration therefor, all in accordance with and subject to the terms and conditions of this Agreement, such that following Closing (as defined herein), the Company shall be a wholly owned subsidiary of Purchaser, which shall in turn be wholly owned by CN Energy (the “Transaction”).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions. The following terms, as used herein, have the following meanings:

“Act” or “Securities Act” means United States Securities Act of 1933, as amended.

“Action” means any action, suit, investigation, hearing or proceeding, including any audit for taxes or otherwise.

“Additional Agreements” means any other agreement and/or instruments that all parties hereto agree to enter into for the transaction contemplated in this Agreement.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. With respect to any natural person, the term Affiliate shall also include any member of said person’s immediate family, any family limited partnership, limited liability company or other entity in which said person owns any beneficial interest and any trust, voting or otherwise, of which said person is a trustee or of which said person or any of said person’s immediate family is a beneficiary.

“Agreement” means this Share Purchase Agreement.

“Authority” shall mean any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by the Company and its Subsidiaries or in which the Company’s or any Subsidiaries’ assets, business, or transactions are otherwise reflected.

“Business” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in China are not open for business.

“Charter Documents” has the meaning set forth in Section 3.3.

“Closing” has the meaning set forth in Section 2.2

“Closing Date” has the meaning set forth in Section 2.2

“CN Energy” has the meaning set forth in the Preamble.

“CN Energy Class A Ordinary Shares” means the Class A ordinary shares, $0.0001 par value per share, of CN Energy which is issued to Seller or its nominees as the Purchase Price.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Consent” has the meaning set forth in Section 3.8.

“Compensatory Shares” means the shares of the Purchaser to be issued by the Purchaser to CN Energy at Closing as consideration for CN Energy issuing the Consideration Shares (as defined below) to the Sellers on the Purchaser’s behalf, as further described in Section 2.4.

“Consideration Shares” has the meaning set forth in Section 2.3(a)

“Contracts” has the meaning set forth in Section 3.15(a).

“Employment Agreements” means the agreements between the Subsidiaries and the Core Employees.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Act Filings” means filings under the Exchange Act made by the Purchaser prior to the Closing Date.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Indebtedness” includes with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interest, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes, liens, mortgages or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under GAAP, and (g) all guarantees by such Person.

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“Intellectual Property” means any and all of the following: (A) U.S., international and foreign patents, patent applications and statutory invention registrations; (B) trademarks, licenses, inventions, service marks, trade names, trade dress, slogans, logos and Internet domain names, including registrations and applications for registration thereof; (C) copyrights, including registrations and applications for registration thereof, the software and copyrightable materials; (D) trade secrets, know-how and similar confidential and proprietary information; (E) u.r.l.s, Internet domain names and Websites; and (F) any other type of Intellectual Property right in each case which is owned or filed by the Company (or by the Seller with respect to the Company) or any Subsidiaries whether registered or unregistered or domestic or foreign.

“Knowledge of the Company” or “Company’s Knowledge” means, with respect to any matter in question, the actual knowledge of any executive officer of the Company after reasonable inquiry.

“Law” means, with respect to any Person, any national, provincial or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Leases” has the meaning set forth in Section 3.12.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, including any agreement to give any of the foregoing and any conditional sale and including any voting agreement or proxy.

“Losses” has the meaning set forth in Section 11.2.

“Material Adverse Effect” means any material adverse effect on the business, assets, condition (financial or otherwise), liabilities, results of operations or prospects of the Business, individually or in the aggregate; provided, however, that, without prejudicing whether any other matter qualifies as a Material Adverse Effect, any matter or matters, individually or in the aggregate, involving a loss or payment in excess of $100,000 shall constitute a Material Adverse Effect, per se; provided further, that, except to the extent that any of the following disproportionately affect the Company and any Subsidiaries, taken as a whole, as compared to similarly situated businesses, none of the following shall be deemed to constitute a Material Adverse Effect or shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (A) any changes after the date hereof in GAAP or other applicable accounting standards or in applicable Law; (B) any acts of God or acts of war, armed hostilities, sabotage or terrorism; (C) any changes in general economic, business, financial or market conditions affecting Canada or any other jurisdiction generally; or (D) any changes in conditions affecting the industries or markets in which the Company operates generally. For the avoidance of doubt, the loss, suspension, revocation or non-renewal of any material Permit shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur .

“Offices” means offices, warehouses or business locations of the Company and each Subsidiaries.

“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

“Outside Closing Date” has the meaning set forth in Section 13.1.

“Owned Intellectual Property” has the meaning set forth in Section 3.13(a).

“Permits” has the meaning set forth in Section 3.16.

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“Permitted Liens” means (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with the applicable accounting standards used by the Company; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar Liens incurred in the ordinary course of business for amounts that are not yet due and payable or that are being contested in good faith by appropriate proceedings; (c) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and not incurred in connection with the transactions contemplated by this Agreement; and (d) in the case of Real Property, easements, covenants, rights-of-way, restrictions and other similar encumbrances of record that do not, individually or in the aggregate, materially interfere with the present use or occupancy of such Real Property by the Company or any Subsidiary in the conduct of the Business as currently conducted.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Proceeding” has the meaning set forth in Section 3.21(b).

“Purchaser” has the meaning set forth in the Preamble.

“Purchase Price” has the meaning set forth in Section 2.3(a).

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of the use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

“Regulation D” has the meaning set forth in Section 4.5.

“Regulation S” has the meaning set forth in Section 4.5.

“SEC” means the Securities and Exchange Commission.

“Shares” means all the issued and outstanding shares of the Company, which is currently owned by the Sellers, free and clear of any Liens.

“Subsidiary” or “Subsidiaries” means one of the Company’s direct or indirect subsidiaries or entities contractually controlled by such subsidiaries, or all of the Company’s direct and indirect subsidiaries and entities contractually controlled by such subsidiaries, as applicable.

“Tangible Assets” means all tangible personal property and interests therein, including inventory, machinery, computers and accessories, furniture, office equipment, communications equipment, and other tangible property.

“Tax” has the meaning set forth in Section 3.21(c).

“Tax Liability” has the meaning set forth in Section 3.21(b).

“Tax Return” has the meaning set forth in Section 3.21(c).

“Trading Day” means any day when the Nasdaq Capital Market is open for trading.

“Transaction” has the meaning set forth in the Recitals.

“Website(s)” shall mean all of the internet domain names for the Company.

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ARTICLE II

PURCHASE AND SALE OF SHARES

2.1. Purchase and Sale of Shares. At the Closing and subject to and upon the terms and conditions of this Agreement, the Sellers shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Sellers, free and clear of all Liens, the Shares, which represent all of the Sellers’ ownership interests in the Company and its Subsidiaries. Following the Closing, the Company shall become a wholly owned subsidiary of the Purchaser, which shall in turn be wholly owned by CN Energy.

2.2. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely, on the second Business Day after all conditions to the Closing set forth in hereof have been satisfied or waived, or such other place, time or date as the Purchaser and the Sellers agree in writing. The date of the Closing shall be referred to herein as the “Closing Date.” In addition to those obligations set forth elsewhere in the Agreement, at the Closing:

(a) the Purchaser shall deliver the Purchaser Price (as set forth in Section 2.3 below) to the Sellers; and

(b) each Seller shall deliver (or to cause to be delivered by each Seller) to the Purchaser stock certificate(s) evidencing the Shares held by it, together with duly executed stock transfer deeds, which shall be duly stamped and shall be executed in favor of the Purchaser.

2.3. Purchase Price.

(a) The aggregate purchase price for the Shares shall be two million dollars (US$2,000,000) (the “Purchase Price”), subject to adjustment as set forth below. The Purchase Price shall be paid by CN Energy (on behalf of and in furtherance of the Transaction) to the Sellers solely by the issuance by CN Energy of newly issued shares of CN Energy Class A Ordinary Shares, with the restrictions set forth in the Transaction pursuant to Section 6.5 herein (the “Consideration Shares”). The number of Consideration Shares payable to the Sellers pursuant to this Section 2.3(a) shall be equal to two million dollars (US$2,000,000) divided by US$0.70, with the resulting quotient rounded up to the nearest whole number. If the aggregate fair value of the licenses and other assets of the Company as of the Closing Date, as determined in good faith by CN Energy in accordance with GAAP, is less than two million dollars (US$2,000,000), then the Purchase Price shall be deemed reduced to such aggregate fair value, and the number of Consideration Shares issuable to the Sellers shall be correspondingly reduced so that the aggregate value of the Consideration Shares issued to the Sellers equals such aggregate fair value of the licenses and assets of the Company. The total consideration for the Shares shall be the issuance of such number of Consideration Shares (as adjusted pursuant to this Section 2.3(a)) to the Sellers (or their nominees) as set forth opposite each Seller’s name in Schedule II of this Agreement.

(b) The Parties agree that the issuance and delivery of the Consideration Shares to the Sellers shall be made at the Closing Date. CN Energy shall deliver to the Sellers evidence of the issuance of the Consideration Shares in book-entry form (or, if requested by any Seller, stock certificate(s)), duly registered in the name of such Seller or its nominee(s).

2.4. Issuance of Consideration Shares; Compensatory Shares. The Parties acknowledge and agree that the issuance of the Consideration Shares shall be structured as follows: (a) at Closing, the Purchaser shall acquire all of the Shares from the Sellers in exchange for the Consideration Shares; (b) CN Energy shall issue the Consideration Shares directly to the Sellers on behalf of the Purchaser, in satisfaction of the Purchaser’s obligation to deliver consideration to the Sellers for the Shares; (c) in consideration for CN Energy issuing the Consideration Shares to the Sellers on the Purchaser’s behalf, the Purchaser shall, at Closing, issue to CN Energy the Compensatory Shares, being such number of newly issued shares of the Purchaser as have a fair market value equal to the fair market value of the Consideration Shares (the “Compensatory Share Value”); and (d) and the Purchaser shall take all actions reasonably necessary to give effect to that intent, including adopting the resolutions described in Section 9.3(b)(vi).

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

THE COMPANY AND THE SELLERS

The Company and the Seller hereby represent and warrant to the Purchaser:

3.1. Corporate Existence and Power. The Company is duly incorporated, validly existing and in good standing under the Laws of the Province of Alberta, Canada, and has all requisite corporate power and authority and all governmental licenses, permits, authorizations and approvals required to own and operate its properties and assets and to carry on the Business as currently conducted. To the extent the Company has any Subsidiaries, each such Subsidiary is duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has all requisite corporate or other power and authority and all governmental licenses, permits, authorizations and approvals required to own and operate its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary has taken any action, adopted any plan or made any agreement in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation, other than the Transactions Neither the Company nor any Subsidiary has taken any action, adopted any plan or made any agreement in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation, other than the contemplated by this Agreement.

3.2. Corporate Authorization. The execution, delivery and performance by the Company and each of the Sellers of this Agreement and each of the Additional Agreements to which the Company or any Seller is, or is specified to be, a party, and the consummation by the Company and the Sellers of the Transactions contemplated hereby and thereby, are within the corporate (or other applicable) powers of the Company and such Sellers and have been duly authorized by all necessary corporate or other action on the part of the Company and such Sellers. This Agreement constitutes, and upon their execution and delivery each of the Additional Agreements will constitute, a valid and legally binding obligation of the Company and each Seller that is a party thereto, enforceable against the Company and such Sellers in accordance with their respective terms, subject to (i) applicable Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and (ii) general principles of equity (whether considered in a proceeding at law or in equity).

3.3. Charter Documents; Legality. The Company has heretofore made available to the Purchaser true and complete copies of its articles, by-laws and other comparable organizational documents, and of its minute books and securities registers (collectively, the “Charter Documents”), as in effect on the date hereof. The execution, delivery and performance by the Company and the Sellers of this Agreement and any Additional Agreement to which the Company or any Seller is a party, and the consummation of the Transactions contemplated hereby and thereby, do not and will not (a) violate any provision of the Charter Documents, or (b) violate any applicable Law to which the Company or any Seller (in respect of its obligations hereunder) is subject, in each case in any manner that would reasonably be expected to be material to the Company or to the ability of the Sellers to consummate the transactions contemplated hereby. The Company has not taken any action in violation of its Charter Documents that remains uncured.

3.4. Subsidiaries.

(a) Schedule 3.4 sets forth a true and complete list of each Subsidiary of the Company, and for each such Subsidiary, its jurisdiction of incorporation or organization and the percentage of its outstanding equity interests owned, directly or indirectly, by the Company. Each Subsidiary is duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has all requisite corporate or other power and authority to own and operate its properties and assets and to carry on its business as currently conducted.

(b) All of the issued and outstanding equity interests of each Subsidiary are (i) duly authorized, validly issued, fully paid and non-assessable, and (ii) owned, directly or indirectly, by the Company free and clear of all Liens (other than Permitted Liens).

(c) Neither the Company nor any Subsidiary is a party to any agreement relating to the formation of any joint venture, partnership or other similar arrangement with respect to any business of the Company or any Subsidiary. There are no outstanding options, warrants or other rights (contingent or otherwise), agreements, arrangements or commitments of any character relating to the issuance, sale, transfer or voting of, or providing any Person with any rights to acquire, any equity interests in any Subsidiary, and there are no outstanding obligations of the Company or any Subsidiary to issue, grant or enter into any such option, warrant, right, agreement, arrangement or commitment.

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3.5. Capitalization and Ownership. All of the issued and outstanding shares of the Company (the “Shares”) are owned of record and beneficially by the Sellers in the respective amounts set forth on Schedule 3.5, and no other equity or voting securities of the Company are issued or outstanding. There is no Contract that requires, or, to the Knowledge of the Company or any Seller, upon the occurrence of any event would require, the Company to issue, or grant any Person the right to acquire, any equity securities of the Company or any security or instrument exercisable for, exchangeable for or convertible into any equity securities of the Company. The Shares (and, if applicable, the issued and outstanding equity securities of each Subsidiary) (i) have been duly authorized and validly issued and are fully paid and non-assessable, and (ii) were issued in compliance with all applicable Laws.

3.6. Affiliates. Other than the Sellers, the Company (and any Subsidiaries) is not directly or indirectly controlled by any Person and is not under the direct or indirect control of any other Person. Schedule 3.6 sets forth each Contract, arrangement or understanding to which the Company, any Subsidiary and any Seller or any Affiliate of any Seller, the Company or any Subsidiary is a party. Except as disclosed in Schedule 3.6, neither any Seller, nor the Company nor any Subsidiary nor any of their respective Affiliates (i) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including Intellectual Property rights) that the Company or any Subsidiary uses or the use of which is necessary for the conduct of the Business, or (ii) has engaged in any transaction or entered into any Contract with the Company or any Subsidiary.

3.7. Assumed Names. Schedule 3.7 is a complete and correct list of all assumed or “doing business as” names currently or formerly used by the Company or any Subsidiary. Neither the Company nor any Subsidiary has used any name other than the names listed on Schedule 3.7 to conduct the Business. The Company and each Subsidiary have filed all required “doing business as” or similar registrations in all jurisdictions where such filings are required in connection with the conduct of the Business. Except as indicated on Schedule 3.7, all Websites owned or operated by the Company or any Subsidiary that are material to the Business are in good working order in all material respects.

3.8. Consents. The Contracts listed on Schedule 3.8 are the only ongoing material agreements, commitments, arrangements, contracts or other instruments binding upon the Company, any Subsidiary or any of their respective properties that, in connection with the execution, delivery or performance of this Agreement or any of the Additional Agreements or the consummation of the Transactions contemplated hereby or thereby, require a consent, approval, authorization, order or other action of, or filing with, any Person (each, a “Company Consent”).

3.9. Financial Statements.

(a) The audited financial statements of the Company as of and for the fiscal years ended December 31, 2024 and December 31, 2025 (the “Audited Financial Statements”) (i) have been prepared from the Books and Records of the Company, (ii) except as set forth on Schedule 3.9(a), have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods indicated, (iii) fairly present in all material respects the financial position of the Company as of the respective dates thereof and its results of operations and cash flows for the periods then ended, (iv) contain and reflect all adjustments necessary for a fair presentation of the Company’s financial condition as of their respective dates, and (v) contain and reflect adequate provisions in all material respects for all Taxes of the Company with respect to the periods then ended.

(b) Except as set forth in the Audited Financial Statements or on Schedule 3.9(b), the Company does not have any Liabilities, other than Liabilities (i) incurred in the ordinary course of business since the date of the Audited Financial Statements and consistent with past practice, or (ii) that would not, individually or in the aggregate, be material to the Company. The Audited Financial Statements accurately reflect in all material respects the outstanding Indebtedness of the Company as of the respective dates thereof.

(c) All Books and Records of the Company have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as set forth on Schedule 3.9(c), the Company’s records, systems, controls, data and information are recorded, stored, maintained and operated under the ownership or control of the Company or pursuant to valid third-party arrangements entered into in the ordinary course of business.

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3.10. Books and Records.

(a) The Books and Records accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of the Company and any Subsidiaries. The Company and any Subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s authorization; (ii) access to assets is permitted only in accordance with management’s authorization; and (iii) recorded assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b) The Company and any Subsidiaries have made available to the Purchaser for inspection all Books and Records of the Company and any Subsidiaries that the Purchaser has reasonably requested, and have delivered to the Purchaser true and complete copies of all documents referred to in the Schedules or otherwise requested by the Purchaser.

3.11. Absence of Certain Changes.

(a) Except as set forth in Schedule 3.11(a), since the date of its incorporation, the Company (and each Subsidiary, if any) has conducted its business in the ordinary course of business consistent with past practice, and, other than in the ordinary course of business consistent with past practice, there has not been:

(i) any income or funds of the Company (or any Subsidiary) that have not been reflected in the Audited Financial Statements;

(ii) any capital expenditure, commitment for capital expenditure or capital lease obligation, except in the ordinary course of business consistent with past practice (including with respect to kind and amount);

(iii) any sale, lease, license or other disposition of any of its material assets, except (A) pursuant to existing Contracts or commitments disclosed herein and (B) sales of products or inventory in the ordinary course of business consistent with past practice;

(iv) any acceptance of returns other than in the ordinary course of business consistent with past practice (including with respect to kind and amount);

(v) the incurrence of any Lien on any of its material assets, other than Permitted Liens;

(vi) any merger, consolidation, amalgamation or business combination with, or acquisition of, any other Person or business (whether by merger, purchase of stock or assets or otherwise);

(vii) any change in its accounting principles, methods or practices, except as required by applicable accounting standards;

(viii) any material change in the location(s) where it conducts the Business;

(ix) any extension of any loans or advances, other than travel or other expense advances to employees in the ordinary course of business consistent with past practice that do not exceed US$30,000 (or the equivalent) individually;

(x) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) to any shareholder, or any redemption, purchase or other acquisition of any of its equity securities; or

(xi) any agreement or commitment (whether in writing or otherwise) to do any of the foregoing.

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(b) Except as set forth on Schedule 3.11(b) and for actions taken in good faith to invest in the Business, since the execution of this Agreement through and including the Closing Date, neither the Company nor any Subsidiary has taken any action, or failed to take any action, that would have violated any covenant of the Company or the Sellers set forth in Article VI if such covenant had been in effect during such period.

3.12. Real Property.

(a) The use and operation by the Company (and any Subsidiary) of any real property owned, leased, subleased or licensed by the Company or any Subsidiary (collectively, the “Real Property,” and the related leases, subleases and licenses, the “Leases”) are in compliance in all material respects with all covenants, conditions, restrictions, easements and other similar matters affecting such Real Property. The Company (and any Subsidiary) has the right under all applicable Laws to continue to use and operate the Real Property in the conduct of the Business as currently conducted. Neither the Company nor any Subsidiary has breached or violated, and neither is in default under, any Lease, the breach, violation or default of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and no written notice has been received by the Company or any Subsidiary from any Person alleging any such breach, violation or default.

(b) Each item of Tangible Assets is in operating condition and repair (ordinary wear and tear excepted), has been maintained in accordance with normal industry practice and is suitable for its current use in the Business.

(c) The Company (and any Subsidiary) has, and upon consummation of the transactions contemplated by this Agreement and the Additional Agreements will continue to have, good and valid title to, or a valid leasehold or license interest in, all of its properties and assets (whether tangible or intangible), free and clear of all Liens other than Permitted Liens and those set forth on Schedule 3.12(c). The properties and assets owned, leased or licensed by the Company (and any Subsidiary) constitute all properties and assets used in and necessary to conduct the Business as presently conducted.

(d) Except as set forth on Schedule 3.12(d), all material Tangible Assets are located at the offices, yards, storage facilities or other locations used by the Company (and any Subsidiary) in connection with the conduct of the Business.

3.13. Intellectual Property.

 (a) Schedule 3.13(a) sets forth a true and complete list of all material Intellectual Property owned by the Company (and any Subsidiary) (the “Owned Intellectual Property”).

(b) The Owned Intellectual Property, together with any Intellectual Property licensed to the Company and any Subsidiary under valid and enforceable agreements, constitutes all Intellectual Property that is material to, or used or held for use in, the conduct of the Business as currently conducted. The consummation of the transactions contemplated by this Agreement will not, in and of itself, result in the loss of, or otherwise adversely affect in any material respect, the Company’s or any Subsidiary’s right to own or use any Owned Intellectual Property.

(c) The ownership and use in the ordinary course of the Business by the Company or any Subsidiary of the Owned Intellectual Property does not infringe, misappropriate or otherwise violate any valid Intellectual Property or privacy right of any third party. There is no Proceeding pending against, or, to the Knowledge of the Company, threatened in writing against, the Company or any Subsidiary (i) challenging or seeking to deny, cancel or restrict the Company’s or any Subsidiary’s rights in any Owned Intellectual Property, or (ii) alleging that the use of the Owned Intellectual Property, or any services provided, processes used or products sold by the Company or any Subsidiary, infringes, misappropriates or otherwise violates any Intellectual Property of any third party.

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(d) Except as set forth on Schedule 3.13(d), the Company and any Subsidiary own all right, title and interest in and to the Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens), and have the right to use the Owned Intellectual Property in the conduct of the Business as currently conducted. To the Knowledge of the Company, the Company and any Subsidiary have taken all actions reasonably necessary, in accordance with normal industry practice, to maintain and protect the Owned Intellectual Property that is material to the Business.

(e) To the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Owned Intellectual Property in any material respect. The Company and any Subsidiary have taken reasonable steps, in accordance with normal industry practice, to maintain the confidentiality of all material trade secrets and other confidential Intellectual Property used in the Business.

3.14. Litigation. Except as set forth in Schedule 3.14, there is no Action pending against, or, to the Knowledge of the Company or any Seller, threatened in writing against or affecting, the Company or any Subsidiary, any of their respective directors or officers, any Seller or the Business, before any court, arbitrator or Governmental Authority. There is no Action pending or, to the Knowledge of the Company or any Seller, threatened that challenges or seeks to prevent, enjoin, alter or delay the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements. There are no outstanding judgments, orders, awards, injunctions or decrees against the Company or any Subsidiary. Neither the Company nor any Subsidiary is now, nor has been within the past five (5) years, a party to or the subject of any proceeding, investigation or inquiry by any competition, employment, labor or human rights authority, or any other Governmental Authority, in Canada or in any other jurisdiction in which the Business is conducted, except as would not, individually or in the aggregate, be material to the Company.

3.15. Contracts.

(a) Each contract, agreement, lease, license, instrument or other binding commitment to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their respective properties or assets is bound (each, a “Contract”) is a valid and binding agreement of the Company or such Subsidiary and is in full force and effect. Neither the Company nor any Subsidiary is in breach or default thereunder (with or without the lapse of time or the giving of notice or both). To the Knowledge of the Company and the Sellers, no other party to any such Contract is in breach or default thereunder. Neither the Company nor any Subsidiary has assigned, delegated or otherwise transferred any of its rights or obligations under any material Contract, or granted any power of attorney with respect thereto. The Company and each Subsidiary have provided to the Purchaser a true and complete list of each material Contract with an aggregate contract value in excess of US$10,000 (or the equivalent).

(b) Schedule 3.15(b) lists each material Contract (other than the Charter Documents) of the Company and any Subsidiary, including:

(i) any Contract for the sale by the Company or any Subsidiary of crude oil, refined petroleum products, other hydrocarbons, or other materials, goods, services, equipment or other assets;

(ii) any Contract for the purchase of crude oil, refined petroleum products, other hydrocarbons, or other materials, goods, services, equipment or other assets providing for either (A) annual payments by the Company or any Subsidiary of US$10,000 (or the equivalent) or more, or (B) aggregate payments by the Company or any Subsidiary of US$10,000 (or the equivalent) or more;

(iii) (A) any lease or sublease of real property, or (B) any lease of personal property, in each case providing for either annual rental payments of US$10,000 (or the equivalent) or more or aggregate rental payments of US$10,000 (or the equivalent) or more;

(iv) any partnership, joint venture, marketing, trading, pooling or similar Contract involving the sharing of profits, losses, costs or liabilities;

(v) any Contract relating to the acquisition or disposition of any business (whether by merger, sale of shares, sale of assets or otherwise) or any material real property;

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(vi) any Contract (A) relating to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset), or (B) creating or granting any Lien (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices), other than Permitted Liens;

(vii) any Contract under which the Company or any Subsidiary has, directly or indirectly, made any loan, capital contribution to, or other investment in, any Person (other than any wholly-owned Subsidiary);

(viii) any Contract that contains any provision (A) restricting the Company or any Subsidiary from competing in any line of business, with any Person or in any geographic area, or (B) that would have any such effect on any Person that acquires all of the outstanding equity interests of the Company;

(ix) any Contract that (A) grants any exclusive supply, offtake, marketing, transportation, storage, terminal access, licensing, distribution or other exclusive rights, (B) grants any “most-favored nation” rights, rights of first refusal, rights of first negotiation or similar rights, or (C) contains any requirement to purchase all or a specified portion of the Company’s or any Subsidiary’s requirements for any product or service from any third party;

(x) any Contract entered into in the last five (5) years in connection with the settlement or other resolution of any Proceeding that (A) has any continuing obligations, liabilities or restrictions on the Company or any Subsidiary, or (B) involved payment by the Company or any Subsidiary of more than US$10,000 (or the equivalent);

(xi) any Contract with (A) any Seller or any of its Affiliates, (B) any Person directly or indirectly owning, controlling or holding with power to vote five percent (5%) or more of the outstanding voting securities of the Company, (C) any Person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the Company or any Subsidiary, or (D) any director or officer of the Company or any Subsidiary or any of their respective immediate family members; and

(xii) any other Contract that is material to the Business, taken as a whole.

(xiii) any material credit support, hedging, derivatives, swap, margin, collateral, ISDA, master trading, master netting, risk-management or similar agreement (including any confirmation, schedule or credit support annex thereto) to which the Company or any Subsidiary is a party.

3.16. Licenses and Permits. Each of the Company and any Subsidiary possesses all licenses, permits, approvals, registrations and authorizations issued by any Governmental Authority that are necessary for the ownership and operation of its properties and for the conduct of the Business as currently conducted (collectively, the “Permits”). Without limiting the foregoing, such Permits include the Company’s registration with the Alberta Energy Regulator, its Canadian crude oil export license and its qualification as an approved trader within the China National Petroleum Corporation system. True, complete and correct copies of all material Permits issued to the Company and any Subsidiary have been made available to the Purchaser. All such Permits are valid and in full force and effect, and, assuming the related Company Consents, if any, have been obtained or waived prior to the Closing Date, none of the Permits will be terminated, impaired or become terminable as a result of the consummation of the transactions contemplated by this Agreement. The Company and any Subsidiary have all Permits necessary to operate the Business as currently conducted, other than those the absence of which would not, individually or in the aggregate, be material to the Company.

3.17. Employees. Schedule 3.17 sets forth a true and complete list, as of the date of this Agreement, of the names and titles of all employees of the Company and any Subsidiary, and indicates for each such employee whether such employee is full-time or part-time and the employing entity.

3.18. Employment Contracts Schedule 3.18 sets forth a true and complete list of each employment agreement or other similar written agreement between the Company or any Subsidiary, on the one hand, and any employee of the Company or any Subsidiary who is material to the Business (each, a “Core Employee”), on the other hand (collectively, the “Employment Agreements”). Each Core Employee is party to an Employment Agreement that includes customary provisions relating to confidentiality, non-competition (to the extent enforceable under applicable Law), non-solicitation and assignment of Intellectual Property. True, complete and correct copies of all such Employment Agreements have been made available to the Purchaser .

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3.19. Compliance with Labor Laws and Agreements. The Company and each Subsidiary have complied with all applicable Laws and Orders relating to employment or labor, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect. No present or former employee, officer or director of the Company or any Subsidiary has, or will have at the Closing Date, any claim against the Company or any Subsidiary for any matter, including for wages, salary, vacation, severance or sick pay, except for claims incurred in the ordinary course of business for the last payroll period prior to the Closing Date and claims that would not, individually or in the aggregate, be material to the Company . There is no: (a) unfair labor practice complaint against the Company or any Subsidiary pending before any labor Authority; (b) pending labor strike or other material labor trouble affecting the Company or any Subsidiary; (c) material labor grievance pending against the Company or any Subsidiary; (d) pending representation question respecting the employees of the Company or any Subsidiary; or (e) pending arbitration, grievance or other proceeding arising out of or under any collective bargaining agreement to which the Company or any Subsidiary is a party.

In addition, to the Company’s Knowledge: (i) none of the matters specified in clauses (a) through (e) above is threatened against the Company or any Subsidiary; (ii) no union organizing activities are currently underway with respect to the Company or any Subsidiary; and (iii) no basis exists on which a claim may be made under any collective bargaining agreement to which the Company or any Subsidiary is a party.

3.20. Employment Matters. The Audited Financial Statements contain an accurate and complete list of each director’s and officer’s incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom equity, option, equity purchase, equity appreciation right or severance plan of the Company now in effect or under which the Company has or might have any obligation, and of any other material compensation, severance, change-in-control or similar arrangement or understanding between the Company and any employee or other service provider concerning the terms of such person’s engagement that does not apply to the Company’s employees generally.

3.21. Tax Matters.

(a) Compliance Generally. The Company and each Subsidiary have (A) duly and timely filed all Tax Returns required to be filed on or prior to the Closing Date, which Tax Returns are true, correct and complete in all material respects, and (B) duly and timely paid all Taxes due and payable in respect of all periods up to and including the date that includes the Closing Date, or have made adequate provision in their books and records and the Audited Financial Statements in accordance with the applicable accounting standards used by the Company for any such Taxes that are not due on or before such time. Prior to the Closing Date, the Company shall provide the Purchaser with a schedule that sets forth each Taxing jurisdiction in which the Company or any Subsidiary has filed or is required to file Tax Returns and whether the Company or any Subsidiary has filed consolidated, combined, unitary or separate income or franchise Tax Returns with respect to each such jurisdiction, together with copies of such Tax Returns as the Purchaser may reasonably request. Any Tax Returns of the Company filed after the date of this Agreement and on or prior to the Closing Date shall be consistent with the Tax Returns furnished to the Purchaser and shall not make, amend or terminate any election with respect to any Tax or change any accounting method, practice or procedure without the Purchaser’s prior written consent. The Company and each Subsidiary have complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and have duly and timely withheld or collected, paid over and reported all Taxes required to be so withheld or collected on or before the date hereof.

(b) No Audit. (A) No Taxing authority has asserted in writing any deficiency or other adjustment that could result in an additional Tax for which the Company or any Subsidiary is or may be liable or that could result in a Lien on any of its assets which has not been fully paid or adequately provided for in the Audited Financial Statements (collectively, “Tax Liability”), or which, if asserted in another period, would result in any Tax Liability. (B) There is no audit, examination, investigation, dispute, proceeding or claim (collectively, a “Proceeding”) relating to any Tax Liability currently pending with respect to the Company or any Subsidiary, and, to the Knowledge of the Company, no Taxing authority has given written notice that it is contemplating any such Proceeding. (C) No statute of limitations with respect to any Tax Liability has been waived or extended by or on behalf of the Company or any Subsidiary except as set forth on Schedule 3.21(b)(C)], and no such waiver or extension is in effect. (D) There is no outstanding power of attorney authorizing any Person to act on behalf of the Company or any Subsidiary in connection with any Tax Liability, Tax Return or Proceeding relating to any Tax. (E) There is no outstanding closing agreement, private letter ruling, ruling request, request to consent to a change in method of accounting, subpoena or request for information with or by any Taxing authority with respect to the Company or any Subsidiary, its income, assets or business, or any Tax Liability, in each case that has not been resolved. (F) The Company and each Subsidiary are not required to include any adjustment in income for any taxable period (or portion thereof) beginning after the Closing Date under Section 481 of the Code (or any corresponding provision of applicable Law) by reason of any change in accounting method initiated on or prior to the Closing Date. (G) The Company and each Subsidiary are not and have never been a party to any Tax sharing, Tax indemnity or Tax allocation agreement, arrangement or understanding (other than agreements entered into in the ordinary course of business the principal purpose of which is not related to Taxes). (H) The Company and each Subsidiary are not and have never been included in any consolidated, combined, unitary or similar group Tax Return (other than any group in which the Company was the common parent). (I) All taxable periods of the Company and each Subsidiary for the assessment or collection of any Tax Liability that could give rise to a claim against the Company or any Subsidiary are closed by operation of the applicable statute of limitations except as set forth on Schedule 3.21(b)(I). (J) No Taxing authority has asserted in writing that the Company or any Subsidiary is or may be required to file a Tax Return in a jurisdiction in which it does not currently file a Tax Return.

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(c) Taxes and Tax Return Defined. For purposes of this Agreement, “Tax” means all federal, state, provincial, local and foreign taxes, charges, fees, levies, deficiencies or other assessments of any kind or nature (including, without limitation, any net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, unemployment, excise, estimated, severance, stamp, occupation, real property, personal property, intangible property, occupancy, recording, minimum, environmental and windfall profits taxes), including any liability therefor as a transferee or successor, by contract or as a result of any Tax sharing or similar agreement, together with any interest, penalties, additions to tax or additional amounts imposed by any Taxing authority. “Tax Return” means any return, declaration, report, claim for refund or credit, information return or statement, and any amendment thereto (including any consolidated, combined or unitary return or other document and any related or supporting information or schedule), filed or required to be filed with any federal, state, provincial, local or foreign governmental entity or agency in connection with the determination, assessment, collection or payment of Taxes or the administration of any Laws relating to Taxes.

3.22. Business Operations; Servers. Each of the Company and any Subsidiary owns, leases or otherwise has valid rights to use all servers, information technology systems and other computer equipment (other than third-party hosted web servers and cloud-based infrastructure) that are necessary for the operation of the Business as currently conducted and as proposed to be conducted through the Closing.

3.23. Powers of Attorney and Suretyships. Neither the Company nor any Subsidiary has any general or special power of attorney outstanding (whether as grantor or grantee), or any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligations of any other Person.

3.24. Other Information. Neither this Agreement nor any documents or other written information made available to the Purchaser or its Affiliates, attorneys, accountants, agents or representatives by or on behalf of the Company or any Subsidiary in connection with the Purchaser’s due diligence review of the Business or the transactions contemplated by this Agreement contains, as of the date furnished (or, in the case of this Agreement, as of the date hereof), any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

3.25. Money Laundering Laws. The operations of the Company and any Subsidiary are and have been conducted at all times in compliance with all applicable anti-money laundering statutes in all jurisdictions in which the Company or any Subsidiary conducts business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), and no Action involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened. The Company and any Subsidiary are, and have been, in compliance in all material respects with all applicable economic sanctions, export controls and anti-bribery and anti-corruption Laws.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller represents and warrants to the Purchaser, severally and not jointly, as follows, and at the Closing each Seller will represent and warrant:

4.1. Ownership of Shares; Authority.

(a) Each Seller has good and marketable title to the Shares owned by such Seller, free and clear of any and all Liens.

(b) Each Seller has full legal capacity, power and authority to execute and deliver this Agreement and the Additional Agreements to which such Seller is named as a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Additional Agreements to which such Seller is named as a party have been, or at the Closing will be, duly executed and delivered by such Seller and are, or upon their execution and delivery will be, valid and legally binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

(c) Neither the execution and delivery by any Seller of this Agreement or any Additional Agreement to which such Seller is a party, nor the consummation by such Seller of the transactions contemplated hereby or thereby, will (i) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or require any notice, consent or waiver under, any instrument, contract, agreement or arrangement to which such Seller is a party or by which such Seller is bound, or (ii) result in the imposition of any Lien upon the Shares owned by such Seller.

4.2. Approvals. Except as contemplated by this Agreement, no consent, approval, waiver, authorization or novation is required to be obtained by any Seller from, and no notice or filing is required to be given by any Seller to or made by any Seller with, any Authority or other Person in connection with the execution, delivery and performance by such Seller of this Agreement and each of the Additional Agreements, and the sale and transfer of the Shares owned by such Seller.

4.3. Non-Contravention. The execution, delivery and performance by each Seller of this Agreement and each of the Additional Agreements to which such Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate any provision of the organizational documents of such Seller, or (b) violate or result in a breach of or constitute a default under any Law, judgment, injunction, Order, decree or other restriction of any Authority to which such Seller, or the Shares owned by such Seller, are subject.

4.4. Litigation and Claims. There is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or disclosed investigation pending or, to the knowledge of any Seller, threatened, against such Seller, and such Seller is not subject to any Order, writ, judgment, award, injunction or decree of any Authority of competent jurisdiction or any arbitrator that would prevent consummation of the transactions contemplated hereby or materially impair the ability of such Seller to perform its obligations hereunder.

4.5. Investment Representations. Each Seller and its beneficial owner is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, or is not a “U.S. person” as defined in Regulation S promulgated under the Securities Act. Each Seller acknowledges that the Purchaser has the right to require evidence of such Seller’s status as an accredited investor, if necessary.

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4.6 Regulation S. The Seller is not a U.S. Person and such Seller (i) acknowledges that the Consideration Shares contain a customary restrictive legend restricting the offer, sale or transfer of such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by such Seller of the Consideration Shares shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, (iii) represents that the offer to acquire the Consideration Shares was made to such Seller outside the United States, and such Seller was at the time of the offer, is now, and will be at the time of the sale, outside the United States, (iv) has not engaged in or directed any unsolicited offers to acquire Consideration Shares in the United States, (v) is neither a U.S. Person nor a “distributor” (as such terms are defined in Rule 902(k) and 902(d), respectively, of Regulation S), (vi) has acquired the Consideration Shares for its own account and not for the account or benefit of any U.S. Person, (vii) is the sole beneficial owner of the Consideration Shares acquired under this Agreement and has not pre-arranged any sale with an investor in the United States, and (viii) is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, the statutory basis for the exemption claimed for the issuance of the Consideration Shares would not be present if the acquisition, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act. In addition, each Seller has completed and executed the Regulation S Seller Representation Letter attached as Schedule III to this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND CN ENERGY

Each of the Purchaser and CN Energy, jointly and severally, represent and warrant to the Company and the Sellers as follows:

5.1. Due Incorporation. (a) The Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the Province of Alberta, Canada, and is a wholly owned subsidiary of CN Energy. (b) CN Energy is a company duly organized, validly existing and in good standing under the Laws of the British Virgin Islands, and its Class A Ordinary Shares are listed on the Nasdaq Capital Market under the trading symbol “CNEY.”

5.2. Corporate Authorization. Except for internal approvals of the transactions contemplated by this Agreement in accordance with the Charter Documents of CN Energy and Purchaser, respectively, the execution, delivery and performance by each of CN Energy and Purchaser of this Agreement and each of the other Additional Agreements to which it is a party and the consummation by each of CN Energy and Purchaser of the transactions contemplated hereby and thereby are within the corporate powers of CN Energy and Purchaser, respectively, and have been duly authorized by all necessary corporate action on the part of CN Energy and Purcahser. This Agreement constitutes, and upon their execution and delivery, each of the Additional Agreements will constitute, the valid and legally binding agreement of each of CN Energy and Purchaser, as applicable, enforceable against each of them in accordance with their respective terms.

5.3. Governmental Authorization. None of the execution, delivery or performance by CN Energy or Purchaser of this Agreement or any Additional Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority by CN Energy or Purchaser, other than those required under U.S. laws and regulations including but not limited to the filings with the U.S. Securities and Exchange Commission (the “SEC”).

5.4. No Violation. Neither the execution and delivery of this Agreement or any Additional Agreements to be executed by CN Energy or Purchaser hereunder nor the consummation of the transactions contemplated herein and therein will (a) violate any provision of CN Energy’s or Purchaser’s Charter Documents; (b) violate any Laws or Orders to which CN Energy, Purchaser or their respective property is subject, or (c) violate the provisions of any material agreement or other material instrument binding upon or benefiting CN Energy or Purchaser.

5.5. Consents. Except for (a) the internal approvals of the transactions contemplated by this Agreement in accordance with the Charter Documents of CN Energy and Purchaser, respectively, and (b) such consents, approvals, authorizations, orders, actions and filings as have been obtained or made or which would not, individually or in the aggregate, be material to CN Energy and Purchaser, there are no agreements, commitments, arrangements, contracts or other instruments binding upon CN Energy and Purchaser or any of their respective properties that, in connection with the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby, require CN Energy or Purchaser to obtain any consent, approval, authorization, order or other action of, or make any filing with, any Person, other than as disclosed in the Exchange Act Filings.

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5.6. Issuance of CN Energy Class A Ordinary Shares. The CN Energy Class A Ordinary Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued and nonassessable, with the lock-up restrictions as set forth in Section 6.5 and Applicable Law.

5.7. Capitalization and Ownership of the Purchaser. Except as set forth in the Exchange Act Filings, there is no Contract that requires or under any circumstance would require the Company to issue, or grant any right to acquire, any securities of CN Energy, or any security or instrument exercisable or exchangeable for or convertible into, the capital stock of CN Energy or to merge, consolidate, dissolve, liquidate, restructure, or recapitalize CN Energy.

5.8. Ownership of CN Energy Class A Ordinary Shares. Upon issuance and delivery of the Consideration Shares to the Sellers pursuant to this Agreement against payment of the consideration therefor, the Consideration Shares will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens, other than (i) restrictions arising from applicable Laws, (ii) any Lien created by or through each Seller; or (iii) any Lien created in connection with the transactions contemplated by this Agreement and the Additional Agreements. The issuance and sale of the Consideration Shares pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

5.9. Litigation. There is no action, suit, investigation, hearing or proceeding pending against any of the officers or directors of CN Energy or Purchaser, or the business of CN Energy or Purchaser, before any court or arbitrator or any governmental body, agency or official which if adversely determined against CN Energy or Purchaser, has or could reasonably be expected to have a Material Adverse Effect on the business, assets, condition (financial or otherwise), liabilities, results or operations or prospects of CN Energy or Purcahser, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. There are no outstanding judgments against CN Energy or Purchaser.

ARTICLE VI

COVENANTS OF THE COMPANY AND EACH SELLER

The Company and each Seller covenant and agree that:

6.1. Conduct of the Business. From the date hereof through the Closing Date, the Company and its Subsidiaries shall conduct the Business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions without the prior written consent of the Purchaser, and use its commercially reasonable efforts to preserve intact the Company’s business relationships with employees, suppliers, customers and other third parties. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, without the Purchaser’s prior written consent, neither the Company nor any Subsidiaries shall:

(a) except in the ordinary course of business, amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract (including contracts described in Section (b) below), or any other right or asset;

(b) except as contemplated by this Agreement, enter into any contract, agreement, lease, license or commitment, which (i) is with respect to real property, (ii) except in the ordinary course of business, extends for a term of one year or more or (iii) obligates the payment of more than $10,000 (individually or in the aggregate);

(c) make any capital expenditures in excess of $10,000 (individually or in the aggregate);

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(d) sell, lease, license or otherwise dispose of any assets or assets covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein;

(e) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, or pay, declare or promise to pay any other payments to the Company and the Seller or any Affiliate of the Company and the Seller;

(f) authorize any salary increase of more than 10% for any employee or change the bonus or profit sharing policies of the Company;

(g) obtain or suffer to exist any Indebtedness in excess of $10,000 in the aggregate other than in the ordinary business consistent with past practice;

(h) suffer or incur any Lien on any asset except for Liens existing as of the date hereof as set forth on Schedule 3.13(b);

(i) suffer any material damage, destruction or loss of property related to any assets that is not covered by insurance;

(j) delay, accelerate or cancel any receivables or Indebtedness or write-off or make further reserves against the same, except in the ordinary course of business;

(k) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(l) suffer any insurance policy protecting assets to lapse;

(m) make any change in its accounting principles or methods or write down the value of any assets;

(n) change the place of business of the Company or any Subsidiaries;

(o) extend any loans to any Person, other than travel or other expense advances to employees in the ordinary course of business;

(p) issue, redeem or repurchase any shares of its capital stock;

(q) effect or agree to any change in any practices or terms, including payment terms, with respect to customers or suppliers;

(r) make or rescind any election related to Taxes, file any amended income Tax Return or make any changes in its methods of Tax accounting; or

(s) agree to do any of the foregoing.

None of the Company and the Sellers will (i) take or agree to take any action that might make any representation or warranty of the Company, any Subsidiaries or the Sellers hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

6.2. Access to Information. From the date hereof until and including the Closing Date, the Company and each Subsidiaries shall (a) continue to give the Purchaser, its counsel and other representatives full access to the Books and Records of each of them, (b) furnish to the Purchaser, its counsel and other representatives such information relating to the Business as such Persons may request and (c) cause the employees, counsel, accountants and representatives of the Company and each Subsidiaries to cooperate with Purchaser in its investigation of the Business.

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6.3. Notices of Certain Events. The Company and the Subsidiaries shall promptly notify the Purchaser of:

(a) any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any claims or causes of action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company or any Subsidiaries to any such Person;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement;

(c) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company, any Subsidiaries or the Business or that relate to the consummation of the transactions contemplated by this Agreement; and

(d) the occurrence of any fact or circumstance which might make any representation made hereunder by the Company, any Subsidiaries, and/or the Seller false in any respect or result in the omission or the failure to state a material fact.

6.4. Legends. Each Seller hereby agrees that, during the period commencing on the Closing Date and ending on the date that is six (6) months following the Closing Date, the share certificates, unless and until registered, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such share certificates):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR REGISTERED WITH ANY AGENCY OR SIMILAR ORGANIZATION WITH ANY NON-U.S. JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED EXCEPT: (I) OUTSIDE THE UNITED STATES IN AN OFF-SHORE TRANSACTION IN ACCORDANCE WITH REGULATION S PROMULGATED UNDER THE ACT (“REGULATION S”) AND IN COMPLIANCE WITH APPLICABLE NON-U.S. SECURITIES LAWS, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE ACT, OR (III) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT (INCLUDING RULE 144, IF AVAILABLE), AND, IF REQUESTED BY THE ISSUER, UPON DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER COMPLIES WITH THE ACT OR APPLICABLE NON-U.S. SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE ACT.”

Following the expiration of the six (6) month period referred to above, a Seller or its nominee may request removal of the legend by delivering written notice to CN Energy, together with, unless otherwise required by applicable state securities laws: (i) evidence satisfactory to CN Energy that such Shares are registered for resale under the 1933 Act; or (ii) in connection with a proposed sale, assignment or other transfer, a legal opinion in form and substance reasonably acceptable to CN Energy, to the effect that such sale, assignment or transfer of the CN Energy Class A Ordinary Shares may be made without registration under the applicable requirements of the 1933 Act. CN Energy shall, within five (5) Business Days of receipt of such written request and the required documentation, instruct its transfer agent to remove the legend and issue a replacement certificate or book-entry notation, as applicable, without such legend.

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6.5. Lock-Up of Consideration Shares. Each Seller hereby agrees that, during the period commencing on the Closing Date and ending on the date that is six (6) months following the Closing Date (the “Lock-Up Period”), such Seller shall not, directly or indirectly, without the prior written consent of CN Energy: (i) offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase, make any short sale, or otherwise transfer or dispose of any Consideration Shares received by such Seller pursuant to this Agreement or any securities convertible into, exchangeable for, or that represent the right to receive such Consideration Shares; (ii) enter into any swap, hedge, or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any Consideration Shares, whether settled in securities, cash, or otherwise; or (iii) publicly announce any intention to do any of the foregoing (each of the foregoing, a “Lock-Up Transfer”). Notwithstanding the foregoing, the following transfers shall be permitted during the Lock-Up Period without CN Energy’s consent, provided that the transferee agrees in writing prior to such transfer to be bound by the restrictions of this Section 6.5 for the remainder of the Lock-Up Period: (A) transfers by a Seller that is an individual to a member of such Seller’s immediate family or to a trust for the direct or indirect benefit of such Seller or such Seller’s immediate family; (B) transfers by a Seller that is a corporation or other legal entity to an affiliate wholly-owned and controlled by the same ultimate beneficial owner(s) as such Seller; (C) transfers by operation of law; and (D) transfers to CN Energy. Each Seller acknowledges that a breach of this Section 6.5 would cause irreparable harm to CN Energy and Purchaser for which monetary damages would be an inadequate remedy, and accordingly CN Energy and Purchaser shall be entitled to seek injunctive or other equitable relief to enforce this Section 6.5 without the requirement of posting any bond or other security, in addition to any other rights or remedies available at law or in equity.

6.6. Pre-Closing Document Delivery. On or before the Closing Date, the Company and each Seller shall deliver to CN Energy and Purchaser all common seals, original corporate documents, financial documents, commercial agreements and/or other documents relating to the Company and its Subsidiaries as reasonably requested by CN Energy and Purchaser in writing no later than five (5) Business Days prior to the Closing Date.

6.7. Investment Risk Acknowledgment. Each Seller represents, warrants and acknowledges that: (a) the Consideration Shares are speculative in nature and involve a high degree of risk, including the risk of total loss of the value thereof; (b) there is no guarantee that the Consideration Shares will retain their value or appreciate in value following the Closing Date; (c) the market price of the CN Energy Class A Ordinary Shares on the Nasdaq Capital Market is subject to significant volatility and may decline materially following the Closing Date; (d) such Seller is capable of bearing the economic risk of this investment, including the possible loss of the entire value of the Consideration Shares; (e) such Seller has conducted its own independent assessment of the risks associated with the Consideration Shares and has not relied on any representation, warranty, or statement by CN Energy, Purchaser, or any of their respective directors, officers, employees, or advisors regarding the future value or performance of the Consideration Shares; and (f) CN Energy has made no representation or warranty, express or implied, as to the future market price, performance, or value of the CN Energy Class A Ordinary Shares.

6.8. Access to CN Energy Information. Each Seller represents, warrants and acknowledges that: (a) such Seller has had access to CN Energy’s publicly available filings with the U.S. Securities and Exchange Commission, including CN Energy’s most recent Annual Report on Form 20-F and all reports on Form 6-K filed by CN Energy prior to the date of this Agreement, and has reviewed such filings to the extent such Seller has deemed necessary or appropriate; (b) such Seller has had the opportunity to ask questions of, and receive answers from, CN Energy and its representatives concerning CN Energy, its business, financial condition, results of operations, and prospects, and concerning the terms and conditions of the issuance of the Consideration Shares, and all such questions have been answered to such Seller’s satisfaction; (c) such Seller has not relied on any information provided by CN Energy, Purchaser, or their respective representatives other than the information contained in CN Energy’s public filings and the representations and warranties expressly set forth in this Agreement; and (d) such Seller understands that the Consideration Shares are being issued in a transaction exempt from registration under the U.S. Securities Act of 1933, as amended, pursuant to Regulation S thereunder, and that the Consideration Shares will be subject to the restrictions on transfer described in Sections 6.4 and 6.5 of this Agreement.

6.9. Independent Legal Advice. Each Seller represents, warrants and acknowledges that: (a) such Seller has had the opportunity to retain and consult with independent legal counsel of such Seller’s own choosing prior to executing this Agreement; (b) such Seller has either retained independent legal counsel and obtained independent legal advice with respect to this Agreement and the transactions contemplated herein, or has knowingly elected to waive such right after having been advised of the opportunity to do so; (c) such Seller fully understands the terms and conditions of this Agreement, including the nature and consequences of the lock-up and transfer restrictions set forth in Sections 6.4 and 6.5, the risk factors described in Section 6.7, and the indemnification obligations set forth in Article XI; and (d) no lawyer retained by CN Energy or Purchaser has acted or purported to act for or on behalf of any Seller in connection with this Agreement or the transactions contemplated herein, and each Seller has been advised to seek independent legal advice.

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ARTICLE VII

COVENANTS OF CN ENERGY AND THE PURCHASER

7.1. Conduct of Business. Each of CN Energy and Purchaser covenants and agrees that it shall not take or agree to take any actions that would cause a breach in CN Energy’s or Purchaser’s representations or warranties contained in this Agreement or prevent CN Energy or Purchaser from performing their respective covenants hereunder.

7.2. Fulfillment of Conditions. From the date hereof to the Closing Date, each of CN Energy and CN Energy shall use its commercially reasonable efforts to fulfill the conditions specified in ARTICLE IX to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby, and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the business of CN Energy and Purchaser in such manner that on the Closing Date the representations and warranties of CN Energy and Purchaser contained herein shall be accurate as though then made).

7.3. Disclosure of Certain Matters. Each of CN Energy and Purchaser shall give the Sellers prompt written notice of any event or development that occurs that had it existed or been known on the date hereof (a) would cause any of the representations and warranties of CN Energy or Purchaser contained herein to be materially inaccurate or otherwise misleading, or (b) would require any amendment or supplement to this Agreement.

ARTICLE VIII

COVENANTS OF ALL PARTIES HERETO

The parties hereto, as applicable, covenant and agree that:

8.1. Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, to consummate and implement expeditiously the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

8.2. Confidentiality of Transaction. Any information (except publicly available or freely usable material obtained from another source) respecting any party or its Affiliates will be kept in strict confidence by all other parties to this Agreement and their agents. Except as required by Law or Authority, neither the Purchaser nor the Company and the Sellers, nor any of their respective Affiliates, directors, officers, employees or agents will disclose the terms of the transactions contemplated hereunder at any time, currently, or on or after the Closing, regardless of whether the Closing takes place, except as necessary to their attorneys, accountants and professional advisors, in which instance such persons and any employees or agents of the Purchaser or Sellers, as the case may be, shall be advised of the confidential nature of the terms of the transaction and shall themselves be required by the Purchaser nor the Company and the Sellers, as the case may be, to keep such information confidential. Except as required by Law or Authority, each party shall retain all information obtained from the other and their lawyers on a confidential basis except such information may be discussed as necessary to their attorneys, accountants and professional advisors, in which instance such persons and any employees or agents of such party shall be advised of the confidential nature of the terms of the transaction and shall themselves be required by such party to keep such information confidential. In the event of disclosure as required by Law or Authority, the Parties may have a friendly consultation with each other regarding how to disclose information.

8.3. Commercially Reasonable Efforts to Obtain Consents. Each party hereby agrees to use its reasonable commercially reasonable efforts to obtain each respective consent required to consummate the Transaction as promptly as practicable hereafter.

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ARTICLE IX

CONDITIONS TO CLOSING

9.1. Condition to the Obligations of the Parties. The obligations of CN Energy, the Purchaser, the Company and the Seller to consummate the Closing are subject to the satisfaction of all the following conditions:

(a) No provision of any applicable Law or Order shall prohibit or impose any condition on the consummation of the Closing or limit in any material way the Purchaser’s right to control or operate the Company, or any material portion of the Business.

(b) There shall not be pending or threatened any proceeding by a third-party to enjoin or otherwise restrict the consummation of the Closing.

9.2. Conditions to Obligations of CN Energy and Purchaser. In addition to the terms and provisions of Section 2.3, the obligation of CN Energy and Purchaser to consummate the Closing is subject to the satisfaction, or the waiver at CN Energy’s or Purchaser’s sole and absolute discretion, of all the following further conditions:

(a) (i) Each of the Company and each Seller shall have duly performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Closing Date, (ii) the representations and warranties of the Company and each Seller contained or referred to in this Agreement, the Additional Agreements and in any certificate or other writing delivered by the Company and any Seller pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct at and as of the Closing Date, as if made at and as of such date with only such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) since the date of this Agreement, there shall not have occurred any event, change or occurrence which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(b) CN Energy and Purchaser shall have received (i) copies of resolutions duly adopted by (a) the Board of Director(s), Shareholders or Members of each Seller, the Company and each of Subsidiaries if required, authorizing this Agreement and the Additional Agreements (if necessary) and the transactions contemplated hereby and thereby, (ii) the updated register of shareholder or members and/or the register of directors of the Company, each Seller and the Subsidiaries reflecting the change of shareholders, members and directors for the purpose of this Transaction, which shall be certified by their registered agents, (iii) a share certificate of Company reflecting owning all the Shares by each Seller; and (iv) a certificate of the chairman or person in the similar position of each Seller, the Company and each of Subsidiaries certifying each of the foregoing, completion of covenants and correctness of representations and warranties and as to signatures of the officer(s) authorized to execute this Agreement and any certificate or document to be delivered pursuant hereto.

(c) CN Energy and Purchaser shall have received updated Disclosure Schedules to this Agreement as of a date within three days prior to the Closing Date.

(d) The original stock ledgers and minute books of the Company shall be delivered to CN Energy and Purchaser.

(e) The Additional Agreements shall be in full force and effect or become effective on the Closing Date.

(f) CN Energy and Purchaser shall have received evidence, in form and substance reasonably satisfactory to CN Energy and Purchaser, that the Canadian crude oil export license held by the Company is valid and in full force and effect.

(g) CN Energy and Purchaser shall have received evidence, in form and substance reasonably satisfactory to CN Energy and Purchaser, that there are no pending or, to the Knowledge of the Company or any Seller, threatened legal proceedings against the Company or the Business.

(h) CN Energy and Purchaser shall have received evidence, in form and substance reasonably satisfactory to CN Energy and Purchaser, that the unanimous approval of all holders of the Shares in respect of the Transaction has been obtained.

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(i) CN Energy and Purchaser shall have received evidence, in form and substance reasonably satisfactory to CN Energy and Purchaser, that the Company will be delivered to CN Energy and Purchaser at Closing on a debt free basis.

(h) CN Energy and Purchaser shall have received, in form and substance reasonably satisfactory to CN Energy and Purchaser, (i) the Audited Financial Statements referred to in Section 3.9, and (ii) any additional financial statements or financial information of the Company reasonably requested by CN Energy and Purchaser to comply with applicable securities Laws and stock exchange requirements in connection with the Transactions.

(j) CN Energy and Purchaser shall have received evidence reasonably satisfactory to CN Energy and Purchaser that all material Owned Intellectual Property and other material Intellectual Property used in the conduct of the Business is owned or licensed by the Company, free and clear of Liens other than Permitted Liens, and that any assignments, domain name transfers or other instruments necessary to vest such rights in the Company (or, if requested by CN Energy and Purchaser, in a designated Affiliate of CN Energy or Purchaser) have been duly executed and delivered.

(k) CN Energy and Purchaser shall have received an executed Nominee Acknowledgment and Undertaking in the form of Schedule IV to this Agreement from each person or entity listed in Schedule II that is not a Seller under this Agreement (each, a “Nominee”), duly executed by an authorized signatory of such Nominee, prior to or concurrently with the issuance of any Consideration Shares to such Nominee.

9.3. Conditions to Obligations of the Company and each Seller. In addition to the terms and provisions of Section 2.3, the obligation of the Company and each Seller to consummate the Closing is subject to the satisfaction, or the waiver at the Company and each Seller’s discretion, of all the following further conditions:

(a) Each of CN Energy and Purchaser shall have duly performed in all material respects its respective obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of CN Energy and Purchaser contained in this Agreement, the Additional Agreements and in any certificate or other writing delivered by CN Energy or Purchaser pursuant hereto, disregarding all qualifications and expectations contained therein relating to materiality, shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date, provided, however, that CN Energy, Purchaser and/or their Affiliates, are permitted to enter into such arrangements as would be necessary for CN Energy to secure the approval of its stockholders of the transactions contemplated by this Agreement (including such arrangements as would require the combined company to use monies available to satisfy its obligations due to the transactions contemplated by this Agreement), if any; and (iii) the Sellers and the Company shall have received a certificate signed by an authorized officer of each of CN Energy and Purchaser to the effect set forth in Sections (i) and (ii) of this Section 9.3(a).

(b) The Company and each Seller shall have received (i) a copy of the organizational documents of CN Energy and Purchaser, (ii) copies of resolutions duly adopted by the Board of Directors of CN Energy and Purchaser authorizing this Agreement and the Additional Agreements (if necessary) and the transactions contemplated hereby and thereby, (iii) a certificate of the CEO or CFO of CN Energy and Purchaser certifying each of the foregoing, completion of covenants and correctness of representations and warranties and as to signatures of the officer(s) authorized to execute this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary, and (iv) a recent good standing certificate regarding CN Energy and Purchaser from the office of the Secretary of State of its respective jurisdiction of organization and each other jurisdiction in which CN Energy and Purchaser are qualified to do business, (v) evidence of the issuance to each Seller of the Consideration Shares in accordance with this Agreement, including confirmation from CN Energy’s transfer agent and an updated register of members of CN Energy reflecting such issuance, and (vi) a copy of the resolutions of the board of directors of the Purchaser adopted at or prior to Closing: (A) approving the issuance of the Compensatory Shares to CN Energy as consideration for CN Energy issuing the Consideration Shares to the Sellers on the Purchaser’s behalf; (B) confirming that the Purchaser has added to the stated capital account maintained for the class of shares comprising the Compensatory Shares an amount equal to the fair market value of the Consideration Shares (being the Compensatory Share Value as defined in Section 2.4); and (C) directing that the Purchaser’s securities register be updated to record CN Energy as the holder of the Compensatory Shares, such update to be made by entry in the Purchaser’s books and records in accordance with the Business Corporations Act (Alberta).

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(c) If required, CN Energy shall have prepared and submitted to Nasdaq an additional listing application for the listing of the Consideration Shares to be issued in connection with the Transaction (the “Nasdaq Listing Application”) and such Nasdaq Listing Application has been approved.

ARTICLE X

RELIANCE ON REPRESENTATIONS AND WARRANTIES

10.1. Reliance on Representations and Warranties of the Company and each Seller. Notwithstanding any right of CN Energy and Purchaser to fully investigate the affairs of the Company, and each of Subsidiaries and notwithstanding any knowledge of facts determined or determinable by CN Energy and Purchaser pursuant to such investigation or right of investigation, CN Energy and Purchaser shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Company and each Seller contained in this Agreement.

10.2. Reliance on Representations and Warranties of CN Energy and Purchaser. Notwithstanding any right of the Company and each Seller to investigate the affairs of CN Energy and Purchaser and notwithstanding any knowledge of facts determined or determinable by the Company and each Seller pursuant to such investigation or right of investigation, the Company and each Seller shall have the right to rely fully upon the representations, warranties, covenants and agreements of CN Energy and Purchaser contained in this Agreement.

ARTICLE XI

INDEMNIFICATION

11.1. Indemnification by CN Energy and Purchaser. Subject to the provisions of this Article XI, from and after the Closing, each of CN Energy and Purchaser, jointly and severally, shall indemnify, defend and hold harmless each Seller and its respective affiliates, directors, officers and representatives (each, a “Seller Indemnified Party”) from and against any and all Losses arising out of or resulting from:

(a) any breach of any representation or warranty of CN Energy or Purchaser contained in this Agreement; or

(b) any breach of any covenant or agreement of CN Energy or Purchaser contained in this Agreement.

11.2. Indemnification by the Sellers. Subject to the provisions of this Article XI, from and after the Closing, each Seller, severally and not jointly, shall indemnify, defend and hold harmless each of CN Energy and Purchaser and their affiliates (including, after the Closing, the Company), and each of their respective directors, officers, employees and representatives (each, a “Purchaser Indemnified Party”), from and against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, awards, penalties, interest, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising out of or resulting from:

(a) any breach of any representation or warranty of such Seller or the Company contained in this Agreement;

(b) any breach of any covenant or agreement of such Seller or the Company contained in this Agreement; and

(c) any and all liabilities, obligations or commitments of the Company or its subsidiaries arising out of or relating to any period (or portion thereof) prior to the Closing Date, including any Taxes attributable to any such period, whether or not such liabilities are disclosed on the balance sheet of the Company (or any schedules thereto) and whether known or unknown, fixed or contingent.

11.3. Mitigation; Insurance. Any Indemnified Party shall use commercially reasonable efforts to mitigate any Losses for which indemnification is sought under this Agreement. Any indemnification payment required under this Article XI shall be reduced by any insurance proceeds or other third-party recoveries actually received by the applicable Indemnified Party in respect of such Losses (net of any reasonable costs of recovery).

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11.4. Survival of Indemnification Rights. The representations and warranties of the Sellers, the Company, CN Energy and Purchaser contained in this Agreement shall survive the Closing until the eighteen (18) month anniversary of the Closing Date. The covenants and agreements of the Parties contained in this Agreement shall survive in accordance with their respective terms. Any claim for indemnification under this Article XI must be asserted by written notice to the applicable Indemnifying Party on or prior to the expiration of the applicable survival period.

11.5. Exclusive Remedy. Except in the case of fraud or willful misconduct, and except for claims for injunctive or equitable relief, the indemnification rights set forth in this Article XI shall be the sole and exclusive remedy of the Parties with respect to any breach of this Agreement following the Closing.

ARTIC LE XII

DISPUTE RESOLUTION

12.1. Governing Law; Jurisdiction.

(a) This Agreement and any dispute, claim or controversy arising out of or relating to this Agreement or any agreement or instrument contemplated hereby (including any dispute regarding the existence, validity, interpretation, performance, breach or termination hereof or thereof, and any claim in contract, tort or statute) shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice-of-law or conflict-of-laws provision or rule that would require the application of the laws of any other jurisdiction.

(b) The Parties irrevocably agree that any such dispute, claim or controversy shall be brought exclusively in the state or federal courts located in the State of New York, and each Party hereby irrevocably submits to the exclusive jurisdiction of such courts in respect thereof.

(c) Each Party hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any such court, and any claim that any such proceeding has been brought in an inconvenient forum.

12.2. Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.3. Specific Performance; Injunctive Relief. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms. Accordingly, each Party shall be entitled to seek specific performance of, and injunctive or other equitable relief (including a temporary restraining order or preliminary injunction) to prevent breaches or threatened breaches of, this Agreement in any court of competent jurisdiction specified in Section 12.1, in addition to any other remedy to which such Party is entitled at law or in equity, and without the requirement to post any bond or other security.

12.4. Attorneys’ Fees. The prevailing Party in any action, suit or proceeding arising out of or relating to this Agreement shall be entitled to recover from the non-prevailing Party all reasonable and documented attorneys’ fees and costs reasonably incurred by the prevailing Party in connection with such action, suit or proceeding (including any appeals), in addition to any other relief to which such prevailing Party may be entitled.

ARTICLE XIII

TERMINATION

13.1. Termination Without Default. In the event that the Closing of the transactions contemplated hereunder has not occurred within ninety (90) days following the execution of this Agreement (the “Outside Closing Date”) and no material breach of this Agreement by the party seeking to terminate this Agreement shall have occurred or have been made (as provided in Section 13.2 hereof), CN Energy and Purchaser, on the one hand, and the Company and the Sellers, on the other hand, shall have the right, at its or their sole option, to terminate this Agreement without liability to the other side. Such right may be exercised by CN Energy and Purchaser, on the one hand, or the Company and the Sellers, on the other, as the case may be, giving written notice to the other at any time after the Outside Closing Date.

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13.2. Termination Upon Default.

(a) Each of CN Energy and Purchaser may terminate this Agreement by giving notice to the Company and the Sellers on or prior to the Closing Date, without prejudice to any rights or obligations CN Energy or Purchaser may have, if the Company and the Sellers shall have materially breached any representation or warranty or breached any agreement or covenant contained herein or in any Additional Agreement to be performed prior to Closing and such breach shall not be cured within the earlier of the Outside Closing Date and five (5) days following receipt by the Company or the Sellers of a notice describing in reasonable detail the nature of such breach.

(b) The Company and the Sellers may terminate this Agreement by giving prior written notice to CN Energy and Purchaser on or prior to the Closing, without prejudice to any rights or obligations the Company or the Sellers may have, if CN Energy or Purchaser shall have materially breached any of its covenants, agreements, representations, and warranties contained herein to be performed prior to Closing and such breach shall not be cured within the earlier of the Outside Closing Date and five (5) days following receipt by CN Energy or Purchaser, as applicable, of a notice describing in reasonable detail the nature of such breach.

13.3. Survival. The provisions of ARTICLE XI and ARTICLE XII and Sections 7.4, 8.2 and 14.4 shall survive any termination hereof pursuant to this ARTICLE XIII.

ARTICLE XIV

MISCELLANEOUS

14.1. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Purchaser:

CNEY Canada Inc.

Building 2‑B, Room 206, No. 268 Shiniu Road

Liandu District, Lishui City, Zhejiang Province

People’s Republic of China

Attention: Jinwu Huang

If to CN Energy:

CN Energy Group. Inc.

Building 2‑B, Room 206, No. 268 Shiniu Road

Liandu District, Lishui City, Zhejiang Province

People’s Republic of China

Attention: Jinwu Huang, Chief Financial Officer

Copy (for informational purposes only) to:

McCarter & English, LLP

250 West 55th Street Floor 13

New York, NY 10019

Attention: Huan Lou, Esq. David B. Manno, Esq.

If to the Company:

Blessing Logistics Ltd.

#510，634-6th Ave SW

Calgary, AB Canada

T2P 0S4

Attention: Tracy Dai

Email:

Attention: Frank Yu

Email:

If to a Seller: to such Seller at the address set forth such Seller signature page

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Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

Any document shall be deemed to have been duly served if marked for the attention of the agent for service of process at its address or such other address in the United States as may be notified to the party wishing to serve the document and delivered in accordance with the notice provisions set forth in this Section 14.1.

14.2. Amendments; No Waivers.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

14.3. Ambiguities. The parties acknowledge that each party and its counsel has materially participated in the drafting of this Agreement and consequently the rule of contract interpretation that, and ambiguities if any in, the writing be construed against the drafter, shall not apply.

14.4. Publicity. Except as required by Law or the rules and regulations of the SEC and/or the Nasdaq Stock Market, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto.

14.5. Expenses. Except as specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

14.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, that (i) none of the Company or any Seller may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Purchaser, and (ii) the Purchaser may assign this Agreement, in whole or in part, to any of its Affiliates; provided, however, that no such assignment shall relieve the Purchaser of any of its obligations hereunder. Except as expressly provided in clause (ii) above, the Purchaser may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Sellers.

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14.7. Counterparts; Effectiveness. This Agreement may be signed by facsimile signatures and in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.8. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder other than Indemnified Parties as set forth in Section 11.1 and 11.2 hereof, which shall be third party beneficiaries hereof.

14.9. Severability. If any one or more provisions of this Agreement shall, for any reasons, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

14.11. Construction. References in this Agreement to “Articles,” “Sections,” “Schedules” and “Exhibits” shall be to the Articles, Sections, Schedules and Exhibits of this Agreement, unless otherwise specifically provided; all Schedules to this Agreement are incorporated herein by reference; any use in this Agreement of the singular or plural, or the masculine, feminine or neuter gender, shall be deemed to include the others, unless the context otherwise requires; the words “herein”, “hereof” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the word “including” when used in this Agreement shall mean “including without limitation”; and except as otherwise specified in this Agreement, all references in this Agreement (a) to any agreement, document, certificate or other written instrument shall be a reference to such agreement, document, certificate or instrument, in each case together with all exhibits, schedules, attachments and appendices thereto, and as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof; and (b) to any law, statute or regulation shall be deemed references to such law, statute or regulation as the same may be supplemented, amended, consolidated, superseded or modified from time to time.

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IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by their respective authorized officers as of the day first above written.

CN Energy:

CN Energy Group. Inc.

By:	/s/ Wenhua Liu
	Name:	Wenhua Liu
	Title:	Interim Chief Executive Officer

The Purchaser:

CNEY Canada Inc.

By:	/s/ Zhengyu Wang
	Name:	Zhengyu Wang
	Title:	Director

The Company:

Blessing Logistics Ltd.

By:	/s/ Fuhua Frank Yu
	Name:	Fuhua Frank Yu
	Title:	Chief Executive Officer

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For, and on behalf of DEERGARDEN HOLDINGS LTD.

/s/ Fuhua Frank Yu
Signature

Fuhua Frank Yu
Print Name

Address:

Email Address:

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For, and on behalf of CANGLORY HOLDINGS LTD.

/s/ Yuling Dai
Signature

Yuling Dai
Print Name

Address:

Email Address:

30

For, and on behalf of Grand Max Asia Pacific Canada Limited

/s/ Yuling Dai
Signature

Yuling Dai
Print Name

Address:

Email Address:

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For, and on behalf of Meili Zhang

/s/ Meili Zhang
Signature

Meili Zhang
Print Name

Address:

Email Address:

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For, and on behalf of Brian William George Murray

/s/ Brian William George Murray
Signature

Brian William George Murray
Print Name

Address:

Email Address:

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